Exhibit 10.10

ACTION OF THE
ADMINISTRATIVE COMMITTEE OF THE FARMER BROS. CO.
QUALIFIED EMPLOYEE RETIREMENT PLANS

Farmer Bros. Co. Retirement Plan

The undersigned members of the Administrative Committee, having the authority to act on the matter set forth below, hereby approve the following:

WHEREAS, Section 10.01 of the Farmer Bros. Co. Retirement Plan (the “Plan”) permits amendments to the Plan from time to time.

WHEREAS, this Committee deems it appropriate to amend the Plan as set forth below.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended effective as of December 6, 2012, as follows:

The definition of the term “Compensation” in Section 1.02 is amended by changing the ninth paragraph to read as follows: “Compensation shall exclude imputed income for auto allowance or company-paid life insurance; provided that such exclusion shall not apply to, and therefore such imputed income shall be included in the Compensation of, any Participant whose Annuity Starting Date is on or before October 1, 2013.”

BE IT FURTHER RESOLVED, that this Amendment replaces the earlier amendment to Section 1.2 of the Plan dated December 6, 2012.

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, and the individuals who have been properly delegated authority for the administration of the Plan, are hereby authorized to do such other things as may be necessary or advisable to give effect to the foregoing resolutions.

Dated: March 18, 2013

/s/ H. Gomez Title: VP & Controller	/s/ Tom Mattei, Jr Title: VP & Corporate Counsel
/s/ L.P. Quiggle Title: VP Human Resources	/s/ Mike H. Keown Title: President & CEO